                                            Exhibit 99.1
Ark Restaurants Announces Financial Results for the
Fourth Quarter and Fiscal Year Ended 2022

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - December 19, 2022 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and fiscal year ended October 1, 2022.
The Company’s fiscal year ends on the Saturday nearest September 30. The fiscal years ended October 1, 2022 and October 2, 2021 both included 52 weeks and the quarters ended October 1, 2022 and October 2, 2021 both included 13 weeks.
Financial Results
Total revenues for the 13 weeks ended October 1, 2022 were $46,884,000 versus $42,839,000 for the 13 weeks ended October 2, 2021. The 13 weeks ended October 2, 2021 includes revenues of $145,000 related to Clyde Frazier's Wine and Dine in New York, NY, which was closed on September 1, 2021.
Total revenues for the year ended October 1, 2022 were $183,674,000 versus $131,870,000 for the year ended October 2, 2021. The year ended October 2, 2021 includes revenues of $1,296,000 related to Clyde Frazier's Wine and Dine and Gallagher's Steakhouse and Gallagher's Burger Bar in Atlantic City, NJ, which were closed during fiscal 2021.
The Company's EBITDA, excluding gains on the forgiveness of Paycheck Protection Program Loans (the "PPP Loan Forgiveness") and adjusted for other items all as set out in the table below, for the 13 weeks ended October 1, 2022 was $2,352,000 versus $5,210,000 for the 13 weeks ended October 2, 2021. Net income attributable to Ark Restaurant Corp. for the 13 weeks ended October 1, 2022 was $762,000 or $0.21 per basic and diluted share, compared to net income of $6,828,000 (which includes PPP Loan Forgiveness of $3,082,000) or $1.93 and $1.89 per basic and diluted share, respectively, for the 13 weeks ended October 2, 2021.
The Company's EBITDA, excluding the PPP Loan Forgiveness and adjusted for other items all as set out in the table below, for the year ended October 1, 2022 was $13,987,000 versus $7,955,000 for the year ended October 2, 2021. Net income attributable to Ark Restaurant Corp. for the year ended October 1, 2022 was $9,281,000 (which includes PPP Loan Forgiveness of $2,420,000) or $2.61 and $2.58 per basic and diluted share, respectively, compared to net income of $12,895,000 (which includes PPP Loan Forgiveness of $10,400,000) or $3.67 and $3.58 per basic and diluted share, respectively, for the year ended October 2, 2021.
As of October 1, 2022, the Company had cash and cash equivalents of $23,439,000, a certificate of deposit in the amount of $5,021,000 maturing in January 2023, and total outstanding debt of $23,729,000.
COVID-19 Pandemic and Inflation
Recent global events, including the COVID-19 pandemic ("COVID-19"), have adversely affected global economies, disrupted global supply chains and labor force participation and created significant volatility and disruption of financial markets.
We experienced significant and variable disruptions to our business as federal, state and local restrictions were mandated, among other remedial measures, to mitigate the spread of the COVID-19 virus. During fiscal 2021, most of our restaurants operated with no restrictions on indoor dining, although there was a significant reduction in guest traffic at our restaurants due to changes in consumer behavior as public health officials encouraged social distancing. While restrictions on the type of permitted operating model and occupancy capacity may continue to change, during fiscal 2022 all of our restaurants operated with no restrictions.

During fiscal 2022, in addition to the associated impact of COVID-19, our operating results have been impacted by geopolitical and other macroeconomic factors, leading to increased commodity and wage inflation and other increased costs. The ongoing effects of COVID-19 and its variants, along with other geopolitical and macroeconomic events, could lead to further government mandates, including but not limited to capacity restrictions, shifts in consumer behavior, wage inflation, staffing challenges, product and services cost inflation and disruptions in our supply chain. If these factors significantly impact our cash flow in the future, we may again implement mitigation actions such as suspending dividends, increasing borrowings or modifying our operating strategies. Some of these measures may have an adverse impact on our business, including possible impairments of assets.
Other Matters
On April 8, 2022, the Company extended its lease for Gallagher's Steakhouse at the New York-New York Hotel and Casino in Las Vegas, NV through December 31, 2032. In connection with the extension, the Company has agreed to spend a minimum of $1,500,000 to materially refresh the premises by April 30, 2023 (as extended from September 30, 2022 due to supply chain issues), subject to additional extensions as set out in the agreement.
On June 24, 2022, the Company extended its lease for America at the New York-New York Hotel and Casino in Las Vegas, NV through December 31, 2033. In connection with the extension, the Company has agreed to spend a minimum of $4,000,000 to materially refresh the premises by December 31, 2024, subject to various extensions as set out in the agreement.
On July 21, 2022, the Company extended its lease for the Village Eateries at the New York-New York Hotel and Casino in Las Vegas, NV through December 31, 2034. As part of this extension, the Broadway Burger Bar and Grill and Gonzalez y Gonzalez, were carved out of the Village Eateries footprint and the extended date for those two locations is December 31, 2033. In connection with the extension, the Company has agreed to spend a minimum of $3,500,000 to materially refresh all three of these premises by June 30, 2023, subject to various extensions as set out in the agreement.
About Ark Restaurants Corp.
Ark Restaurants owns and operates 17 restaurants and bars, 16 fast food concepts and catering operations primarily in New York City, Florida, Washington, DC, Las Vegas, Nevada and the gulf coast of Alabama. Four restaurants are located in New York City, one is located in Washington, DC, five are located in Las Vegas, Nevada, one is located in Atlantic City, New Jersey, four are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant in the Tropicana Hotel and Casino. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach, JB’s on the Beach in Deerfield Beach, Blue Moon Fish Company in Lauderdale-by-the-Sea and the operation of four fast food facilities in Tampa and six fast food facilities in Hollywood, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.
Cautionary Note Regarding Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Income
(In Thousands, Except per share amounts)

	13 Weeks Ended October 1, 2022	13 Weeks Ended October 2, 2021	52 Weeks Ended October 1, 2022	52 Weeks Ended October 2, 2021

TOTAL REVENUES	$46,884	$42,839	$183,674	$131,870
COSTS AND EXPENSES:
Food and beverage cost of sales	13,036	12,568	52,573	38,950
Payroll expenses	16,074	13,234	60,000	42,579
Occupancy expenses	6,367	3,500	22,181	14,747
Other operating costs and expenses	5,850	4,967	21,823	16,044
General and administrative expenses	3,082	2,897	12,936	10,523
Gain on lease termination	—	(810)	—	(810)
Depreciation and amortization	1,052	585	4,297	3,630
Total costs and expenses	45,461	36,941	173,810	125,663
OPERATING INCOME	1,423	5,898	9,864	6,207
OTHER (INCOME) EXPENSE:
Interest expense, net	305	279	1,083	1,179
Other income	(37)	—	(421)	—
Gain on forgiveness of PPP Loans	—	(3,082)	(2,420)	(10,400)
Total other (income) expense, net	268	(2,803)	(1,758)	(9,221)
INCOME BEFORE PROVISION FOR INCOME TAXES	1,155	8,701	11,622	15,428
Provision for income taxes	157	1,337	1,448	1,181
CONSOLIDATED NET INCOME	998	7,364	10,174	14,247
Net income attributable to non-controlling interests	(236)	(536)	(893)	(1,352)
NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$762	$6,828	$9,281	$12,895

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.21	$1.93	$2.61	$3.67
Diluted	$0.21	$1.89	$2.58	$3.58
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,566	3,530	3,556	3,516
Diluted	3,616	3,610	3,603	3,604

EBITDA Reconciliation:
Income before provision for income taxes	$1,155	$8,701	$11,622	$15,428
Depreciation and amortization	1,052	585	4,297	3,630
Interest expense, net	305	279	1,083	1,179
EBITDA (a)	$2,512	$9,565	$17,002	$20,237
EBITDA, adjusted:
EBITDA (as defined) (a)	$2,512	$9,565	$17,002	$20,237
Non-cash stock option expense	76	73	298	280
Gain on lease termination	—	(810)	—	(810)
Gain on forgiveness of PPP Loans	—	(3,082)	(2,420)	(10,400)
Net income attributable to non-controlling interests	(236)	(536)	(893)	(1,352)
EBITDA, as adjusted	$2,352	$5,210	$13,987	$7,955

(a)EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.